SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE
NEW YORK 10036-6522

________

TEL: (212) 735-3000

May 7, 2008

Division of Investment Management Securities and Exchange Commission 100 F Street NE Washington, D.C. 20549

RE:	The Cushing MLP Total Return Fund - File Nos. 333-149923 and 811-22072

Ladies and Gentlemen:

We have acted as special counsel to The Cushing MLP Total Return Fund, a statutory trust (the "Fund") created under the Delaware Statutory Trust Act, in connection with certain matters arising out of the registration of 1,742,291 common shares of beneficial interest having a proposed maximum aggregate offering price of up to $31,000,000 (the "Common Shares") covered by the registration statement on Form N-2 (File Nos. 333-149923 and 811-22072), and all amendments thereto (the "Registration Statement"), filed by the Fund with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a) the Registration Statement as filed with the Commission on March 27, 2008 under the 1933 Act;

(b) the Pre-Effective Amendment No. 1 to the Registration Statement as filed with the Commission on May 1, 2008;

(c) the Pre-Effective Amendment No. 2 to the Registration Statement as filed with the Commission on May 6, 2008;

Securities and Exchange Commission
May 6, 2008

(d) the Declaration of Trust of the Fund (the "Declaration of Trust"), filed as an exhibit to the Registration Statement;

(e) the By-Laws of the Fund (the "By-Laws"), filed as an exhibit to the Registration Statement; and

(f) resolutions (the "Resolutions") adopted by the Board of Trustees of the Fund (the "Board of Trustees") relating to the registration and issuance of the Common Shares and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Fund, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the "certificateless" shares will be registered on the stock records of the Fund by the transfer agent and registrar for the Common Shares. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Fund and others.

Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to any laws other than Delaware trust law.

Based upon and subject to the foregoing, we are of the opinion that, when (i) the Registration Statement becomes effective under the 1933 Act and the 1940 Act; and (ii) the Common Shares have been registered on the stock records of the Fund by the transfer agent and registrar and are issued and delivered against payment at a price per share not less than the per share par value of the Common Shares and as otherwise contemplated by the Registration Statement, the issuance and sale of the Common Shares will have been duly authorized, and the Common Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP